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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



                                April 6, 1995
                           -----------------------
                                Date of Report
                      (Date of earliest event reported)


                           Beverly Enterprises, Inc.
- - --------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



            1-9550                                     95-4100309
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    (Commission file number)                   (IRS employer identification no.)



   1200 South Waldron Road, No. 155
        Fort Smith, Arkansas                                  72903
  ------------------------------------                    --------------
(Address of principal executive offices)                    (Zip code)



                                 (501) 452-6712
                            -----------------------
              (Registrant's telephone number, including area code)
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ITEM 5.  Other Events

     On April 6, 1995 Beverly Enterprises, Inc., a Delaware corporation ("Beverly") announced that its Board of Directors had on that date approved a plan to spin-off to Beverly's stockholders 80% or more of the common stock of Pharmacy Corporation of America ("PCA"), a wholly-owned subsidiary of Beverly which provides institutional pharmacy services to nursing homes, hospitals and other institutional customers throughout the United States. The spin-off is intended to be structured as a tax-free distribution to Beverly's stockholders under Section 355 of the Internal Revenue Code of 1986, as amended. The spin-off is subject to numerous conditions and events which have not been met or determined as of the date of this filing, including obtaining the contemplated fundings described below, obtaining regulatory and other third party approvals and confirmation by independent advisors of the intended tax treatment of the transaction. Beverly does not presently intend to seek a ruling from the Internal Revenue Service concerning the proposed spin-off. As of the date of this filing, no conversion or distribution ratio has been established by Beverly with respect to a specific number of shares of common stock of PCA to which each Beverly stockholder would be entitled to receive in the distribution. Beverly anticipates that the record date for determining those stockholders of Beverly who will be entitled to participate in the distribution will occur by the end of 1995.

     In connection with the proposed spin-off transaction, on April 13, 1995 Beverly announced that it was also contemplating a public offering of up to 19.9% of PCA's common stock prior to the distribution of the remainder of such stock to Beverly's stockholders. Beverly also announced that PCA may borrow up to $275,000,000 from banks and other institutional lenders. Neither the amount of proceeds from any future public offering of PCA's common stock nor the amount or terms of any anticipated PCA indebtedness is determinable at this time. It is expected, however, that substantially all of PCA's assets would be pledged to secure the borrowings. Although no commitments have been sought or received by Beverly or PCA as of the date of this filing, Beverly has held informal discussions with various prospective lenders and has received informal indications from them that the financing appears feasible. Proceeds from PCA's borrowings and the public offering of PCA's common stock, if successfully completed, would be used to repay intercompany indebtedness to Beverly, with any remaining proceeds to be paid to Beverly as a dividend. No determination has been made by Beverly as to the specific use of any cash proceeds received by it from these proposed transactions. The offering of PCA's common stock would be subject to customary regulatory and lender approvals, as well as market conditions at the time, and the proposed PCA borrowings would be subject to the execution of definitive agreements, the approval of Beverly's and PCA's respective Boards of Directors, and other conditions customary in similar transactions. There can be no assurances, however, that a public offering of PCA's common stock will be successfully completed or that PCA will be able to obtain any funds through borrowings with third parties. Because of the material uncertainties associated with the proposed spin-off of PCA and related transactions as described above, there can be no assurances that any of these transactions will be concluded or, if ultimately concluded, will not be materially different from those described above.

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ITEM 7.  Financial Statements and Exhibits

     a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.  Not Applicable.

     b)      PRO FORMA FINANCIAL INFORMATION.    Not Applicable.

     c)      EXHIBITS.  Not Applicable.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BEVERLY ENTERPRISES, INC.


                                        /s/ SCOTT M. TABAKIN
                                        --------------------------
                                        Scott M. Tabakin
                                        Vice President, Controller and
                                        Chief Accounting Officer


Date:  April 18, 1995





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